EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 22nd day of May, 1997, to be effective as of January 1, 1997 between Health Fitness Physical Therapy, Inc. (the "Company"), located at 3500 West 80th Street, Suite 130, Bloomington, Minnesota 55431 and Loren S. Brink (the "Executive"), residing at 9635 Bennett Place, Eden Prairie, Minnesota 55347.

                                    RECITALS:

     WHEREAS, the Company wishes to provide for the continued employment of Executive as its President and Chief Executive Officer for the term, and on the conditions, set forth herein; and

     WHEREAS, Executive desires to be assured of certain minimum compensation from Company for Executive's services during the term hereof and to be protected, and compensated, in the event of any change in the control affecting the Company; and,

     WHEREAS, Company desires reasonable protection of Company's confidential business and technical information which has been developed by the Company in recent years at substantial expense.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Executive each intend to be legally bound, covenant and agree as follows:

1. Employment. Upon the terms and conditions set forth in this Agreement, Company hereby employs Executive as its President and Chief Executive Officer, and Executive accepts such employment. Except as expressly provided herein, the termination of this Agreement by either party shall also terminate Executive's employment by Company.

2. Duties. Executive shall devote his full-time and best efforts to the Company and shall fulfill the duties of his position which shall include such duties as may, from time to time, be assigned to him by the Board of Directors of the Company, provided such duties are reasonably consistent with Executive's education, experience and background.

3. Term. Subject to the provisions of Sections 6 and 11 hereof, Executive's employment shall commence on the effective date hereof ("Employment Date") and continue through December 31, 1999, but shall be automatically extended, unless otherwise terminated in accordance herewith, for an additional three (3) year term commencing on January 1, 2000 through December 31, 2002, and thereafter, shall be automatically extended for additional consecutive three (3) year terms on each January 1, thereafter, unless either party gives written notice to the other of termination in accordance herewith. In any event, the Agreement shall automatically terminate, without notice, when Executive reaches 70 years of age. If employment is continued after the age of 70 by mutual agreement, it shall be terminable at will by either party.

4. Compensation.

     (a) 1997-1999 Annual Base Salary. For services rendered under this Agreement during the first year (calendar 1997) of this Agreement, Company shall retroactively pay Executive a minimum Base Salary ("Base Salary") (Base Salary shall mean regular cash compensation paid on a periodic basis exclusive of any and all benefits, bonuses or other incentive payments made or obligated by Company to Executive hereunder) at an annual rate of $160,000, payable in accordance with existing payroll practices of the Company. On January 1, 1998, Executive's Base Salary shall be increased to an annual rate of $170,000, and on January 1, 1999, Executive's Base Salary shall be increased to an annual rate of $180,000. In subsequent years, based upon extensions of this Agreement, Executive's Base Salary shall be adjusted annually based upon a performance and compensation review conducted by the Compensation Committee of the Company's Board of Directors, and negotiated and mutually agreed to, in good faith, between Executive and the Company's Board of Directors. Such review will be based upon both individual and Company performance and shall be completed by April 1 of each subsequent year, provided that, any and all adjustments to Executive's Base Salary shall be effective, retroactively, to January 1 of each of such subsequent years. The foregoing 1997- 1999 minimum Base Salary for Executive shall not prohibit Company's Board of Directors (or the Compensation Committee of Company's Board of Directors), to set Executive's Base Salary during such initial three (3) year term at an annual rate greater than that prescribed above; however, in no instance shall Executive's Base Salary be less than that set forth above. Commencing January 1, 2000, Executive's minimum Base Salary hereunder shall be no less than $200,000 annually.

     (b) Annual Year-End Cash Bonus. Executive shall also be eligible to earn an annual year- end cash bonus in accordance herewith.

          (i) Annual Year-End Cash Bonuses. For 1997, and each year thereafter under this Agreement, Executive's cash bonus shall be determined by a comparison of the Company's actual pre-tax, pre-bonus profits ("PTP") with the Company's pre-tax, pre-bonus profits ("BPTP"), as set forth in the Company's annual budget, as approved by the Company's Board of Directors. Such bonus shall be paid in accordance with the following formula:

               o If Company's PTP = 80% of BPTP, then bonus = 25% of existing Base Salary;

               o If Company's PTP = 100% of BPTP, then bonus = 50% of existing Base Salary; and

               o If Company's PTP = 120% of BPTP, then bonus = 75% of existing Base Salary.

          In addition, for each additional 1% increase in PTP as a percentage of BPTP in the foregoing table, Executive shall be entitled to receive an additional 1.25% of Base Salary as a cash bonus, provided that, the maximum cash bonus paid hereunder shall not exceed 75% of Executive's then existing Base Salary.

          (ii) Payment of Bonus. All calculations above shall be based upon the amounts as reported in the Company's audited financial statements for the full year. The payment of the foregoing cash bonuses shall be made within fifteen (15) business days after completion of the Company's audit and acceptance by the Company, but in no instance, later than March 31.

     (c) 1997 Incentive Stock Option Grant. Upon execution of this Agreement, Company shall grant to Executive an Incentive Stock Option pursuant to the Company's 1995 Stock Option Plan to acquire up to 100,000 shares of the Company's Common Stock, in substantially the form set forth on the Stock Option Exhibit A attached hereto and acceptable to Executive and his counsel. Such Incentive Stock Option shall have an exercise price of $3.00, which represents at least 110% of the Fair Market Value of the Company's Common Stock on the date of grant. Such option shall bear a five (5) year term, but shall be exercisable only in accordance with the following vesting schedule:

                                                               Number of
         Vesting Date                                      Shares Exercisable

         January 1, 1997.......................................25,000
         January 1, 1998.......................................50,000
         January 1, 1999.......................................75,000
         January 1, 2000......................................100,000

     Executive's stock options shall be governed by the terms of this Agreement, the Company's existing Stock Option Plan and the Company's Stock Option Agreement with Executive attached hereto and incorporated herein by reference. Executive shall be entitled, at Executive's sole option, to exercise any and all Options pursuant to such Incentive Stock Option (in whole or in part) pursuant to a cashless exercise procedure established for Executive and certain other Company employees, as hereinafter established and then in effect. In addition, except as set forth herein, in the event of termination of this Agreement by the Company (except termination of Executive's employment for "cause", as set forth in Section 6(a)(i) or termination by Executive pursuant to Section 6(a)(ii)), all of the above options, and all other existing options in favor of Executive, shall immediately vest and be exercisable by Executive for the remainder of the term of such options in accordance with their specific terms.

     (d) Fringe Benefits. In addition to the compensation and incentive payments payable to Executive as provided in Sections 4(a)-(d) above:

          (i) Automobile. Executive shall be entitled to an automobile allowance of $750 per month throughout the term of this Agreement, as renewed and/or extended hereunder, plus all reasonable costs associated with maintaining one (1) automobile, including, but not limited to, licensing, maintenance, fuel and automobile insurance.

          (ii) Vacation. Executive shall be entitled to four (4) weeks paid vacation each calendar year. All such paid vacation shall accumulate, so that if Executive's full vacation is not taken in a particular calendar year, any unused portion shall be carried into subsequent years; however, such accumulation shall not exceed an aggregate of four (4) calendar weeks.

          (iii) Executive Medical Exam. Executive shall receive an annual executive medical examination up to $1,000 at a location chosen by Executive, at the Company's cost.

          (iv) Life Insurance. The Company shall maintain a term life insurance policy on Executive's life (so long as such insurance is available at commercially standard rates) in a principal amount equal to at least three (3) times Executive's then existing annual Base Salary. The Company shall pay all premiums on said policy during the term of this Agreement and Executive shall have the right to designate and change beneficiaries in Executive's sole discretion.

          (v) Long-Term Disability. The Company shall also maintain (so long as such insurance is available at commerically standard rates) long-term disability policy on Executive providing for the payment to age 65 of benefit equivalent to seventy percent (70%) of Executive's annual Base Salary in the event Executive becomes permanently disabled as defined in Section 6(b)(ii).

          (vi) Other Benefits. The Executive shall be entitled to participate in all other benefit programs offered by the Company to its full-time executive employees, including, but not limited to, health, medical, dental and eye care; first class travel benefits; retirement benefits through the Company's pension and/or profit sharing plans; sick leave benefits; and accidental death and dismemberment coverages.

          (vii) Financial, Legal and Tax Planning Counsel. Executive shall be entitled to personal assistance and professional advice from financial, legal and tax professionals of his choosing up to $2,500 per year from the Company.

          (viii) County Club Membership. Executive shall be entitled to maintain a country club membership, at a location determined by Executive, for use primarily in entertaining customers, employees and vendors of the Company. The Company shall be responsible for the payment of all dues and applicable taxes relating to such membership, as well as all customary business expenses related to use of such membership.
          Executive agrees to maintain records in appropriate form and detail may be requested by the Company in order to comply with all applicable tax laws and regulations relating to the deductibility of any such allowances.

5. Business Expenses. The Company shall, in accordance with, and to the extent of, its policies in effect from time to time, bear all customary business expenses (including the advancement of certain expenses) incurred by the Executive in performing his duties as an executive of the Company, provided that Executive accounts promptly such expenses to Company in the manner prescribed from time to time by the Company.

6. Termination. Subject to the respective continuing obligations of the parties pursuant to Sections 7, 8, 9, 10, 11, 12 and 13, this Agreement may be terminated prior to the expiration of its then remaining applicable term only as follows:

     (a) By the Company. The Company may terminate this Agreement under the following circumstances:

          (i) For "Cause". Company may terminate this Agreement on sixty (60) days written notice to Executive for "cause", including, fraud, misrepresentation, theft or embezzlement of Company assets, material intentional violations of law or Company policies, or a material breach of the provisions of this Agreement, including specifically the repeated failure to perform his duties as required by Section 2 hereof after written notice of such failure from Company; however, in the event of termination related to Executive's performance, Executive's termination shall only be effective upon the expiration of a sixty
          (60) day cure period following a lack of corrective action having been undertaken by Executive during said cure period.

          (ii) Without "Cause". The Company may terminate this Agreement upon twelve (12) months written notice without "cause." Executive may also terminate this Agreement upon twelve (12) months written notice to Company. The Base Salary compensation due and owing by the Company to Executive following either of such early terminations of this Agreement shall be paid as set forth at Section 7(a) hereof.

     (b) Death and Disability.

          (i) Death. If Executive should die during the term of this Agreement, this Agreement shall thereupon terminate; provided, however, that the Company shall pay to the Executive's beneficiary or estate the compensation provided in Section 7 below.

          (ii) Permanent Disability. In the event the Executive should become permanently disabled during the term of this Agreement, this Agreement shall also terminate. For the purposes hereof, a permanent disability shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates the Executive from performing his normal duties as an employee, appears to be permanent in nature and contemplates the continuous, necessary and substantially complete loss of all management and professional activities for a continuous period of six (6) months.

          (iii) Partial Disability. If the Executive should become partially disabled, he shall be entitled to his salary as provided herein for a period of nine (9) months. At the end of said period of time, if such Executive remains partially disabled, the disabled Executive's salary shall be reduced according to the amount of time the disabled Executive is able to devote to the Company's business.

          (iv) Temporary Disability. In the event the Executive should become disabled, but such disability is not permanent, as defined above, such disabled Executive shall be entitled to his salary for a period of nine (9) months. If such temporary disability continues longer than said period of time, then the disabled Executive shall be deemed to have become permanently disabled for the purposes of this Agreement at the end of said nine (9) month period.

7. Compensation Payable Following Early Termination.

     (a) In the event of any termination pursuant to Section 6, Executive's Base Salary shall be paid as follows:

          (i) In the event of termination pursuant to Section 6(a)(i) (for "cause"), Executive's Base Salary shall continue to be paid on a semi-monthly basis for sixty (60) days from the effective date of such termination and Executive shall also be entitled to continue to participate in those benefit programs provided by subsections 4(e)(iv-viii) (inclusive), for eighteen (18) months following such termination, at Executive's expense;

          (ii) In the event of termination of this Agreement by reason of Executive's death, Executive's Base Salary shall terminate as of the end of the eighteenth (18th) month following the Executive's death;

          (iii) In the event of termination of this Agreement by reason of disability, Executive's Base Salary shall be terminated as of the end the eighteenth (18th) month period following Executive's inability to perform his duties occurs; and

          (iv) In the  event  of any  termination  by the  Company  pursuant  to
          Section 6(a)(ii) (without "cause"), Executive's Base Salary shall be continued to be paid on a semi-monthly basis, but shall terminate at the end of the twenty-fourth (24th) month period following such written notice of termination by the Company. In the event of any termination by Executive pursuant to Section 6(a)(ii), (without "cause") Executive's Base Salary shall be continued to be paid on a semi-monthly basis for a period up to, but not to exceed, 120 days. In lieu of such continued semi-monthly Base Salary, the Company and Executive may agree to a lump-sum distribution to Executive pursuant to such termination in a form, substance and manner mutually acceptable to Company and Executive, pursuant to a written Severance Agreement then mutually negotiated between the Company and Executive in connection with such termination.

     (b) In the event of termination by reason of Executive's death, disability, termination without cause, or any Change in Control, as defined at Section 11:

          (i) Executive shall receive a pro rata portion (prorated through the last day Base Salary is payable pursuant to clauses (a)(ii), (a)(iii) and (a)(iv), respectively) of any bonus or incentive payment (for the year in which death, disability or termination occurred), to which he would have been entitled had he remained continuously employed for the full fiscal year in which death, disability or termination occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death, disability or termination;

          (ii) The right to exercise any unexpired and non-vested stock options previously granted Executive shall immediately vest and accelerate; and

          (iii) Any and all payments owing to Executive arising from a termination of this Agreement resulting from a permanent or partial disability of Executive shall first be provided and paid pursuant to the Company's existing disability policy, as then in effect, but shall be further supplemented to the extent provided by this Agreement but all such payments due and owing to Executive arising from such permanent or partial disability shall not be cumulative or aggregated.

8. Confidential Information.

     (a) For purposes of this Section 8, the term "Confidential Information" means information which is not generally known and which is proprietary to Company, including: (i) trade secret information about Company and its services; and (ii) information relating to the business of Company as conducted at any time within the previous two (2) years or anticipated to be conducted by Company, and to any of its past, current or anticipated products, including, without limitation, information about Company's research, development, services, purchasing, accounting, engineering, marketing, selling, leasing or servicing. All information which Executive has a reasonable basis to consider Confidential Information or which is treated by Company as being Confidential Information shall be presumed to be Confidential Information, whether originated by Executive, or by others, and without regard to the manner in which Executive obtains access to such information.

     (b) Executive will not during the term of this Agreement and following expiration or termination of this Agreement, use or disclose any Confidential Information to any person not employed by Company without the prior authorization of Company and will use reasonably prudent care to safeguard, protect and to prevent the unauthorized disclosure of, all of such Confidential Information.

9. Inventions.

     (a) For purposes of this Section 9, the term "Inventions" means discoveries, improvements and ideas (whether or not in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable: (1) which relate directly to the business of Company, or to Company's actual or demonstrably anticipated research or development; (2) which result from any work performed by Executive for Company; (3) for which equipment, supplies, facilities or trade secret information of Company is utilized; or (4) which were conceived or developed during the time Executive was obligated to perform the duties described in Section 2. However, the term "Inventions" shall not include Patent No. 4788983 issued in favor of Executive.

     (b) Executive agrees that all Inventions made, authored or conceived by Executive, either solely or jointly with others, during Executive's employment with Company (except as otherwise provided above), shall be the sole and exclusive property of Company. Upon termination of this Agreement, Executive shall turn over to a designated representative of Company all property in Executive's possession and custody belonging to Company. Executive shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs or other documents relating in any way to the affairs of Company which came into Executive's possession at any time during the term of this Agreement.

     (c) Executive will promptly upon request by Company fully disclose to Company in writing any Inventions. Executive will assign (and by this Agreement, hereby assigns) to Company all of Executive's rights to Inventions, and to applications for patents or copyrights in all countries and to patents and copyrights granted in all countries. Upon the request of Company, Executive will apply for such United States or foreign patents or copyrights as Company may deem desirable, and Executive will do any and all acts necessary in connection with such applications for patents or copyrights, or assignments, in order to establish in Company the entire right, title and interest in and to such patents or copyrights. If
     Executive renders assistance to Company under this Section 9(c) after termination of this Agreement, Company shall pay a reasonable fee as determined by Company for Executive's time and expenses.

Notice: Pursuant to Minn. Stat. ss. 181.78, Executive is hereby notified that this Agreement does not apply to any invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed initially on the Executive's own time and: (1) which does not relate:
(a) directly to the business of Company; or (b) to Company's actual or demonstrably anticipated research or development; or (2) which does not result from any work performed by Executive for the Company.

10. Non-Competition. Executive agrees that for a period of twelve (12) months following termination of this Agreement for any reason (except in the case of termination of this Agreement pursuant to Section 11 because of a Change in Control or any Business Combination or any termination of this Agreement without cause), he will not directly or indirectly, alone or as a partner, officer, director, or shareholder of any other firm or entity, engage in any commercial activity in the United States in competition with any part of Company's business: (a) that was under the Executive's management or supervision during the last year of employment by Company; or (b) with respect to which Executive has Confidential Information as defined in Section 8 of this Agreement.

11. Business Combination or "Change In Control".

     (a) Change in Control. For purposes of this Section 11, a "Business Combination" or "Change in Control" with respect to, or concerning, the Company shall mean the following:

          (i) the sale, lease, exchange or other transfer, directly or indirectly of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

          (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (iii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing: (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors; or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (iv) any person becomes after the effective date of this Agreement the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of: (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors; or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (v) the Incumbent Directors cease, for any reason, to constitute at least a majority of the Company's Board; or

          (vi) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

     (b) Incumbent Directors. For purposes of this Section 11, the term "Incumbent Directors" shall mean any individual who is a member of the Board of the Company on the effective date of this Agreement, as well as any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (either by specific vote or by approval of the Proxy Statement of the Company in which such individual is named as a nominee for director without objection to such nomination).

     (c) Executive's Option to Terminate This Agreement. It is expressly recognized by the parties that a Business Combination would necessarily result in material alteration or diminishment of Executive's position and responsibilities. Therefore, if, during the term of this Agreement, there shall occur, with or without the consent of Company, any Business Combination or Change in Control, Executive shall have an exclusive option to terminate this Agreement on twenty (20) calendar days' notice to the Company.

     (d) Compensation Payable to Executive Upon Termination Following a Change in Control. It is expressly recognized that Executive's position with Company and agreement to be bound by the terms of this Agreement represent a commitment in terms of Executive's personal and professional career which cannot be reduced to monetary terms, and thus, necessarily constitutes a forbearance of options now and in the future open to Executive in Company's areas of endeavor. Accordingly, in the event Executive elects to terminate this Agreement in connection with any Business Combination or Change in Control under this Section 11:

          (i) Executive shall be under no obligation whatever to seek other employment opportunities during any period between termination of this Agreement under this Section 11 and the expiration of Executive's then unexpired three (3) year term of this Agreement as it existed at the time of termination, or twenty-four (24) months, whichever is longer, and Executive shall not be obligated to accept any other employment opportunity which may be offered to Executive during such period;

          (ii) During such unexpired term of this Agreement,  or for twenty-four
          (24) months thereafter, whichever is longer, Executive shall continue to receive on a semi-monthly basis, Executive's Base Salary then in effect upon the date of such notice to the Company hereunder;

          (iii) In lieu of the continued cash compensation provided in Section 11(d)(ii) above, Executive may elect, in writing, to receive from the Company a lump sum cash settlement in an amount equal to 299% of Executive's then existing Base Salary (at the rate in effect immediately prior to such Business Combination); provided, however, Executive's election to receive a lump sum cash settlement from the Company, in lieu of the semi-monthly payments specified above, shall occur and be paid within 90 days of the termination of this Agreement arising from any such Business Combination or any Change in Control.

          (iv) Executive's termination of this Agreement by reason of a Change in Control described in this Section 11 and the receipt by Executive of any amounts pursuant to subsection 11(d), shall not preclude Executive' continued employment with Company, or the surviving entity in any Business Combination, on such terms as shall then be mutually negotiated between Company (or any such surviving entity) and Executive following such termination;

          (v) The right to exercise all unexpired and non-vested stock options in favor of Executive shall immediately vest and accelerate;

          (vi) Executive shall be entitled to continue to participate in those benefit programs and perquisites provided by subsection 4(e) hereof, for twenty-four (24) months following termination, at the Company's expense; and

          (vii) Notwithstanding any other provisions of this Agreement, or any other agreement, contract or understanding heretofore, or hereafter, entered into between the Company and Executive, if any "payments" (including without limitation, any benefits or transfers of property or the acceleration of the vesting of any benefits) and the nature of compensation under any arrangement that is considered contingent on a change in control for purpose of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), together with any other payments that Executive has the right to receive from the Company, or any corporation that is a member of an "affiliated group" (as defined in Section 1504A of the Code without regard to Section 1504B of the
          Code), of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G of the Code), the aggregate amount of such payments shall be reduced to equal the largest amount as would result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided however, Executive shall be entitled to designate and select among such payments that will be reduced, and/or eliminated, in order to comply with the forgoing provision of the Code.

12. No Adequate Remedy. The parties declare that is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such person against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

13. Miscellaneous.

     (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the Company, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of Company and shall only be assignable under the foregoing circumstances and shall be deemed to be materially breached by Company if any such successor or assign does not absolutely and unconditionally assume all of Company's obligations to Executive hereunder. Any such successor or assign shall be included in the term "Company" as used in this Agreement.

     (b) Notices. All notices, requests and demands given to, or made, pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address which:

     (i) In the case of Company shall be:

          HEALTH FITNESS PHYSICAL THERAPY, INC.
          3500 West 80th Street, Suite 130
          Minneapolis, Minnesota 55431

          With a copy to:

          MR. DONALD COCHRAN, CHIEF FINANCIAL OFFICER
          HEALTH FITNESS PHYSICAL THERAPY, INC.
          3500 West 80th Street, Suite 130
          Minneapolis, Minnesota 55431

     (ii) In the case of the Executive shall be:

          MR. LOREN S. BRINK
          9635 Bennett Place
          Eden Prairie, Minnesota 55437

          With a copy to:

          THOMAS J. PUFF, ESQ.
          Messerli & Kramer, P.A.
          Suite 1800
          150 South Fifth Street
          Minneapolis, Minnesota 55402

         Either party may, by notice hereunder, designate a change of address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the fifth business day thereafter, or when it is actually received, whichever is sooner.

     (c) Captions. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     (d) Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota and any legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, with each of the parties hereto consenting to the exclusive jurisdiction of said courts for this purpose.

     (e) Construction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (f) Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any right or remedy granted hereby or by any related document or by law.

     (g) Modification. This Agreement may not be, and shall not be, modified or amended except by a written instrument signed by both parties hereto.

     (h) No Conflicting Business. Executive agrees that he will not, during the term of this Agreement, transact business with the Company personally, or as an agent, owner, partner, shareholder of any other entity; provided, however, Executive may enter into any business transaction that is, in the opinion of the Company's Board of Directors, reasonable, prudent or beneficial to the Company, so long as any such business transaction is at arms-length as though between independent and prudent individuals and is ratified and approved by the designated members of the Company's Board of Directors.

     (i) Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the parties hereto in reference to all the matters herein agreed upon; provided, however, that this Agreement shall not deprive Executive of any other rights Executive may have now, or in the future, pursuant to law or the provisions of Company benefit plans.

     (j) Counterparts. This Agreement shall be executed in at least two counterparts, each of which shall constitute an original, but both of which, when taken together, will constitute one in the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered the day and year first above written.



                                        HEALTH FITNESS PHYSICAL THERAPY, INC.

                                        By:  /s/ James A. Bernards
                                        Its:  Director


                                        /s/ Loren S. Brink
                                        Loren S. Brink